Exhibit 23.2

KPMG LLP

Two Manhattan West

375 9th Avenue, 17th Floor

New York, NY 10001

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 5, 2025, with respect to the consolidated financial statements of Omnicom Group Inc. and subsidiaries (the Company) including the consolidated balance sheets as of December 31, 2024 and 2023, the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York

January 28, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.